Exhibit 99.1

         the cannabis industry's leading customer experience platform  1

 Confidentiality and DisclosuresThis confidential presentation (the “presentation”) is being delivered to you by Tuatara Capital Acquisition Corp. (“TCAC”) and springbig, Inc. (“springbig”) for use by springbig and TCAC in connection with their proposed business combination (the “business combination” or the “transaction”). This presentation is for information purposed only. Any reproduction or distribution of this presentation, in whole or in part, or the disclosure of its contents, without the prior consent of springbig and TCAC is prohibited. By accepting this presentation, each recipient agrees (on behalf of itself and each of itself and its directors, partners, officers, employees, attorneys, financial advisors, agents and representatives (each of the foregoing, a “representative”), (i) to maintain (and direct its representatives to maintain) the confidentiality of all information that is contained in this presentation and not already in the public domain; and (ii) to return or destroy (and direct its representatives to return or destroy) all copies of this presentation or portions thereof in its possession following the request for the return or destruction of such copies. Neither this presentation nor any oral statements made in connection with this presentation shall constitute an offer to sell or the solicitation of any offer to buy any securities, or the solicitation of any proxy, vote, consent or approval, in any jurisdiction in connection with the proposed business combination, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such jurisdiction. This communication is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation. Neither springbig, TCAC, nor any of the respective affiliates, control persons, officers, directors, employees, representatives or advisors is making an offer of the Securities in any state where the offer is not permitted To the extent the terms of any potential transaction are included in this presentation, those terms are included for discussion purposed only. No federal, state, or foreign securities authorities have determined that this presentation is accurate or complete. Any representation to the contrary is a criminal offense.No Representations or WarrantiesThis presentation is for informational purposes only and does not purport to contain all of the information that may be required to evaluate a possible investment decision with respect to springbig. The recipient agrees and acknowledges that this presentation is not intended to form the basis of any investment decision by the recipient and does not constitute investment, tax or legal advice. No representation or warranty, express or implied, is or will be given by TCAC or springbig or any of their respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this presentation or any other written, or other communication transmitted or otherwise made available to any party in the course of its evaluation of a possible transaction between TCAC and springbig and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. The recipient also acknowledges and agrees that the information contained in this presentation is preliminary in nature and is subject to change, and any such changes may be material. TCAC and springbig disclaim any duty to update the information contained in this presentation.     2  DisclaimerImportant Disclosures      2  2

     3  Disclaimer (Cont’d)Important Disclosures  Forward-Looking StatementsThis presentation contains certain “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements may include, but are not limited to, statements with respect to (i) trends in the cannabis industry and springbig market size, including with respect to the potential total addressable market in the industry; (ii) springbig’s growth prospects; (iii) springbig’s projected financial and operational performance, including relative to its competitors; (iv) new product and service offerings springbig may introduce in the future; (v) the potential transaction, including the implied enterprise value, the expected post-closing ownership structure and the likelihood and ability of the parties to successfully consummate the potential transaction; (vi) the risk that the proposed business combination may not be completed in a timely manner or at all, which may adversely affect the price of TCAC’s securities; (vii) the failure to satisfy the conditions to the consummation of the proposed business combination, including the approval of the proposed business combination by TCAC’s stockholders; (viii) the effect of the announcement or pendency of the proposed business combination on TCAC’s or springbig's business relationships, performance, and business generally; (ix) the outcome of any legal proceedings that may be instituted against TCAC or springbig related to the definitive agreement or the proposed business combination; (x) the ability to maintain the listing of TCAC’s securities on the NASDAQ; (xi) the price of TCAC’s securities, including volatility resulting from changes in the competitive and highly regulated industry in which springbig plans to operate, variations in performance across competitors, changes in laws and regulations affecting springbig’s business and changes in the combined capital structure; (xii) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed business combination, and identify and realize additional opportunities; and (xiii) other statements regarding springbig’s and TCAC’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject, are subject to risks and uncertainties. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of TCAC’s Annual Report on Form 10-K and registration statement on Form S-4, any proxy statement/prospectus relating to the transaction, other documents filed by TCAC from time to time with SEC, and any risk factors made available to you in connection with TCAC, springbig and the transaction (including without limitation those set forth below in this presentation under “Risk Factors”). These forward-looking statements involve a number of risks and uncertainties (some of which are beyond the control of springbig and TCAC), and other assumptions, that may cause the actual results or performance to be materially different from those expressed or implied by these forward-looking statements.You should not take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements. Neither springbig, TCAC nor any of their respective affiliates, control persons, officers, directors, employees, representatives or advisors assume any obligation and intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Neither springbig, TCAC, nor any of their respective affiliates, control persons, officers, directors, employees, representatives or advisors gives any assurance that either springbig or TCAC will achieve its expectations.

 Industry and Market DataThis presentation contains certain information concerning springbig’s products, services and industry, including market size and growth rates of the markets in which springbig participates, that are based on industry surveys and publications or other publicly available information, other third-party survey data and research reports, and springbig’s internal sources. This information involves many assumptions and limitations; therefore, there can be no guarantee as to the accuracy of such assumptions and you are cautioned not to give undue weight to this information. Further, no representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein. Any data on past performance or modeling contained herein are not an indication as to future performance. Neither springbig, TCAC or any of their affiliates, control persons, officers, directors, employees, representatives or advisors has independently verified the accuracy or completeness of any such third-party information. In addition, projections, assumptions, estimates, goals, targets, plans and trends of the future performance of the industry in which springbig operates, and its future performance, are necessarily subject to uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expresses in the estimates made by independent parties and by springbig and TCAC. Neither springbig, TCAC or any of their respective affiliates, control persons, officers, directors, employees, representatives or advisors assumes any obligation to update the information in this presentation.Trademarks and CopyrightsThis presentation may contain trademarks, service marks, trade names, and copyrights of other companies, which are the property of their respective owners, and TCAC’s and springbig’s use thereof does not imply an affiliation with, or endorsement by, the owners of such trademarks, service marks, trade names, and copyrights. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this presentation may be listed without the ™, © or ® symbols, but TCAC and springbig will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights.Financial InformationThe historical financial information regarding springbig contained in this presentation had been taken from or prepared based on historical financial statements of springbig. Such financial statements will be included in the registration statement/proxy statement related to the transaction. Accordingly, the historical financial information included herein should be considered preliminary and subject to adjustment in connection with the completion of the PCAOB audit. springbig’s results and financial condition as reflected in the financial statements included in the registration statement/proxy statement may be adjusted or presented differently from the historical financial information included herein, and the differences could be material. Non-GAAP Financial MeasuresThis presentation includes certain non-GAAP financial measures (including on a forward-looking basis). These non-GAAP financial measures, and other measures that are calculated using these non-GAAP measures, may exclude items that are significant in understanding and assessing springbig’s financial results, and therefore, are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP, and should not be construed as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. springbig and TCAC have included these non-GAAP financial measures (including on a forward-looking basis) because they believe these measures provided useful supplemental information to investors about springbig. springbig’s management uses these non-GAAP financial measures, in conjunction with GAAP financial measures, as an integral part of managing its business. Using any such financial measure to analyze springbig’s business would have material limitations because the calculation are, for example, based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant, and because they exclude significant expenses that are required by GAAP to be recorded in springbig’s financial measures. Additionally, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore springbig’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies. This presentation also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, springbig is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward looking non-GAAP financial measures is included. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions. Therefore, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies. EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is a non-GAAP measure, with the closest GAAP metric being net income. EBITDA as set forth above excludes non-cash stock compensation expenses. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and the non-GAAP financial measures as used in the above may not be comparable to similarly titled amounts used by other companies or persons, because they may not calculate these non-GAAP measures in the same manner.    4  Disclaimer (Cont’d)Important Disclosures      4  3

 Use of ProjectionsThis presentation also contains certain financial forecasts, including revenue and revenue growth, revenue multiple, growth-adjusted revenue multiple, gross margin, EBITDA margin, CAGR, ARR and ARR growth, cannabis retail market, gross profit, operating income, projections and estimates. Neither TCAC’s nor springbig’s independent auditors have studied, reviewed, complied or performed any procedures with respect to the projections for the purpose of the inclusion in this presentation, and, accordingly, neither of them have expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. In this presentation, certain of the above-mentioned projected information had been provided for purposed of providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Projections are inherently uncertain due to a number of factors outside of TCAC’s of springbig’s control. While all financial projections, estimates and targets are necessarily speculative, TCAC and springbig believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. Accordingly, there can be no assurance that the prospective results are indicative of future performance of the combined company after the transaction or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. Additional Information About the Proposed Business Combination and Where to Find ItThe proposed business combination will be submitted to stockholders of TCAC for their consideration. TCAC has filed a registration statement on Form S-4 (the “Registration Statement”) with the SEC, which will include preliminary and definitive proxy statements to be distributed to TCAC’s stockholders in connection with TCAC’s solicitation for proxies for the vote by TCAC’s stockholders in connection with the proposed business combination and other matters as described in the Registration Statement, as well as the prospectus relating to the offer of the securities to be issued to springbig’s stockholders in connection with the completion of the proposed business combination. After the Registration Statement has been filed and declared effective, TCAC will mail a definitive proxy statement and other relevant documents to its stockholders as of the record date established for voting on the proposed business combination. Before making any voting decision, TCAC's stockholders and other interested persons are advised to read the preliminary proxy statement / prospectus and any amendments thereto and, once available, the definitive proxy statement / prospectus, along with all other relevant documents filed or that will be filed with the SEC in connection with the proposed business combination and the TCAC’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the proposed business combination, because these documents will contain important information about TCAC, springbig and the proposed business combination. Stockholders will be able to obtain free copies of the preliminary or definitive proxy statement, as well as other documents filed with the SEC regarding the proposed business combination and other documents filed with the SEC by TCAC, without charge, at the SEC's website located at www.sec.gov or by directing a request to Tuatara Capital Acquisition Corporation, 655 Third Avenue, 8th Floor, New York 10017.Participation in SolicitationTCAC and springbig and their respective directors and executive officers may be deemed under SEC rules to be participants in the solicitation of proxies of TCAC’s shareholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names and interests in the proposed transaction of TCAC’s directors and officers in TCAC’s filings with the SEC, including TCAC’s Annual Report on Form 10-K, which was filed with the SEC on March 11, 2022 and subsequently amended on April 26, 2022. To the extent that holdings of TCAC’s securities have changed from the amounts reported in TCAC’s Annual Report on Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitations of proxies to TCAC’s shareholders in connection with the proposed transaction will be set forth in the proxy statement/prospectus for the proposed transaction, which is expected to be filed by TCAC with the SEC. Investors and security holders of TCAC and springbig are urged to read the proxy statement/prospectus and other relevant documents that have been and will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain free copies of the proxy statement and other documents containing important information about TCAC and springbig through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by TCAC can be obtained free of charge by directing a written request to TCAC, 655 Third Avenue, 8th Floor, New York 10017.Risk FactorsFor a description of the risks associated with an investment in springbig, including with respect to its business and operations, we refer you to the “Risk Factors” section the Appendix to this presentation and as set forth in TCAC’s Annual Report on Form 10-K and registration statement on Form S-4 under “Risk Factors.”      5  Disclaimer (Cont’d)Important Disclosures  4

   Today’s speakers  Jeff HarrisCEO / Founder        Paul SykesCFO    Albert ForemanCEO    Sergey ShermanCFO      6  6

   Tuatara Capital Overview      7  Tuatara Capital, L.P. manages over $390 million across two flagship private funds that make long-term investments into growth stage businesses in the emerging legal cannabis industry  Overview  Generation Capital Partners  Whipstick Ventures  Al ForemanChief Executive Officer  Mark ZittmanChief Operating Officer  Sergey ShermanChief Financial Officer  CIO at Tuatara Capital20+ years of private equity, investment banking, financial technology experience  Chairman at Tuatara Capital30+ years of structured products, fixed income, capital markets experience  Managing Director at Tuatara Capital20+ years of investment banking, private equity experience  Michael FinkelmanIndependent Director  30+ years of experience in corporate and investing leadership roles Former Vice Chairman and CFO at General Electric  Rich TaneyChairmanIndependent Director  30+ years of experience in public and private finance, executive management and operationsFormer CEO and Co-Founder of leading cannabis multi-state operator  Jeff BornsteinIndependent Director  30+ years of equity and debt capital markets, leverage finance and M&A experienceManaging Director and Head of Investment Banking, Société Générale Americas   TCAC Management & Board of Directors    Select Portfolio Companies  7

Tuatara Investment Thesis for springbig

Scaled Software Platform Providing Leading CRM and Marketing Capabilities for Cannabis Retailers

1 Category-Leading Customer Loyalty & Marketing Automation for the Cannabis End Market

- Largest loyalty & marketing automation provider with 41M+ consumers enrolled in the platform and 1,000+ customers
- Loyalty and messaging can be critical for cannabis retailers and brands to directly engage, connect, and retain their customer base

2 Software-as-a-Service (SaaS) Business Model that is "Sticky" and High Growth

- 110% net retention[1]
- Entrenched with leading MSOs, capturing the "enterprise" customer base
- Demonstrated ability to expand existing relationship with customers, resulting in leading net retention
- springbig does business with 79% of companies on American Cannabis Operator Index [2]

3 Multiple Channels of Organic Growth

- Continuing strong growth of retailers as states continue to legalize, increase consumer base & spend
- Capture larger marketing spend from cannabis brands, as the proliferation of branded products accelerates
- When legally available, capture a portion of the $7bn GMV processed by retailers utilizing the platform through payments and rewards wallet
- TAM opportunity of $26bn growing at 20%+ CAGR

4 Platform of Choice to Consolidate a Highly Fragmented Cannabis Technology Ecosystem

- Well positioned to consolidate technology ecosystem with clear strategic rationale and value creation across Loyalty, Data Analytics, Online Ordering, and POS/Payments
- Value creation in leveraging its consumer purchasing and feedback data across multiple new vertical software offerings

5 Exceptional Management Team to Execute on Strategy

- Chief Executive Officer, Jeffrey Harris, has over 35 years of deep industry experience, and has successfully founded loyalty marketing businesses in the past
- Chief Financial Officer, Paul Sykes, has 20+ years of experience as CFO of high-growth SaaS businesses in a public company environment

1) Based on FY 2021. Net retention is a non-GAAP financial metric. See slide 33 for calculation.
2) New Cannabis Ventures.

springbig
8
8

 Attractive entry point      9    Marketing / Customer Engagement    SaaS Software    Cannabis Software    CY23 Revenue Growth (YoY)   CY23 EV / Revenue Multiple  CY23 Gross Margin  CY23 EBITDA Margin(2)   CY23 Growth Adjusted Revenue Multiple(3)    Commerce / POS  65%  4.3x  78%  15%  27%  7.3x  81%  8%  31%  6.0x  72%  2%  29%  8.5x  81%  3%  45%  4.0x  91%  (2%)    Source: Capital IQ and Wall Street Research as of 4/4/2022.based on TCAC board merger approval dateEBITDA is a non-GAAP metric, and the closest GAAP metric is Net Income. EBITDA and net income are the same in springbig’s figures shown.Projected increase from CY 2022 through CY 2023.  Comparable Peer Group Medians(1)  0.1x  0.3x  0.2x  0.3x  0.1x

       Business Overview   10

 springbig at a Glance  Founded in 2016 | HQ in Boca Raton, FL | 158 Employees  Platform Highlights  During 2021.Based on 2021 and standardized message size.Based on trailing 12-months.Based on subscription revenue; FY 2021. Non-GAAP financial metric. See slide 33. 2021 ranking.      11  Revenue ($M)  1,300+ clients with over 2,400 retail locations(1)   Nearly 2 billion client messages annually(2)  110% Net retention(4)  $7 billion+ in GMV(3)  $24M Revenue  58% Revenue Growth in 2021A  Ranked 69th in the Inc. 5000(5)  1,240 Total Retailers + 69 Total Brands(1)    2019-21 CAGR: 105%  2021-24 CAGR: 63%  Scaled software platform providing leading CRM and marketing solutions to the cannabis industry Differentiated loyalty marketing, digital communications, and text/email marketing solutions B2B2C strategy delivering significant value to cannabis retailers and brands  11

   Cannabis retailers and brands face numerous issues      12  Retailers and brands need ways to reach customers state by state as legalization continues  Intense competition, promotion-driven sales, and lack of communication channels in cannabis make customer retention difficult for retailers  Traditional advertising channels restrict cannabis advertising, hindering the ability for brands and retailers to market their products        Engagement    Lack of feedback data for brands to reach and establish relationships with consumers effectively  Retailers lack the analytics infrastructure to make data actionable for marketing  Lack of market intelligence and data solution specific to the cannabis market        Data / Analytics    12

   springbig platform and solutions address critical challenges faced by cannabis retailers and brands      13  Online ordering and payments represents a potential new product offering pending status of legality.                                Cannabis  Retailers & Brands  Reporting & analytics                Online ordering and payments(1)  Marketingautomation andcustomer communication      Customer feedback system  Customer relationship management  Rewards & offers, loyalty programs and customer acquisition  Customer acquisition  Customer Retention    Customer Acquisition    Customer Spend    Customer Foot-traffic    Data-Driven Actions    Brand Exposure    13

 a  Large, expanding cannabis retail market…      14  US Cannabis Retail Market Size  (in $ billions)    Source: New Frontier Data, December 2020.  Market growing 21%+ per year    Projected to exceed $41.5bn by 2025      Further potential upside from future state legalizations, including recent additions of NY, NJ and CT (not included in forecast)  14

   …supported by strong industry tailwinds      15  Cost of raw product expected to decrease | Value expected to accrue to brands | Marketing spend expected to increase  Recent East Coast legalization including NY, NJ and CT markets presents incremental upside opportunity    Tech offerings remain rudimentary and competition is fragmented    Growth in marketing spend is expected to exceed growth of the end market    Tailwinds from legislative change momentum    One of the fastest growing end markets in the U.S.    Current State of Cannabis Legalization                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                              Legalized Adult-Use and Medical Cannabis  Legalized Medical Cannabis                                                                                                                                                                          Source: New Frontier Data, December 2020.   15

Proven B2B2C platform with powerful network effects

Retailer

springbig retains retailer as paying SaaS customer

Comprehensive product suite sustains high client retention

Platform engages consumers to drive growth

B2B2C Go-To-Market strategy is highly scalable


ACQUIRES RETAIL CLIENT
RETAILER ACQUIRES CONSUMER
CONSUMERS ATTRACT BRANDS
leading messaging & customer experience platform
BRANDS DRIVE INCREASED RETAILER INTEREST
BRANDS MAKE RETAILER STICKY

Brands

Brands target retailers that are able to acquire loyal consumers

Brand participation drives more retail acquisition

5,000 existing brands

5-10% of brands' revenue will typically go into marketing spend[(1)]

A virtuous cycle is created as each side of the marketplace scales, expected to widen springbig's competitive advantage

1) Estimate based on average marketing spend in similar industries.

16

Industry-leading, ecosystem-wide integrations driving large data assets and product innovation springbig is ideally positioned with the full cannabis tech ecosystem

E-mail/CRM
HubSpot, mailchimp

applications
releaf., TABLELIST PRO

data analytics
HEADSET

datahub resources
snowflake

signage
ENLIGHTEN

e-commerce partners
dispense, dutchie, Jane, weedmaps

POS partners
365 Cannabis, Adilas, BLAZE, COVA, flowhub, greenbits, Gr, GROWFLOW, HELIX BIOTRACK, KORONA, LeafLogix, MJ FREEWAY, OptiLeaf, POSaBIT, THSuite, TREEZ, VIRIDIAN SCIENCES

Wealth of data assets drives proprietary insights to monetize[1] a large and growing user base

50M+	Total consumers[2]
31M+	Marketable consumers[2]
18	Active point of sale integrations[2]
99M+	Total transactions processed through springbig[3]

1) Further use and monetization of data will be implemented consistent with current law.
2) Based on 2022 YTD.
3) Based on trailing 12-months.

springbig

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17

Tenured management team and board of directors
Tremendous team with extensive tech & industry experience

Management Team



Jeffrey Harris
Chief Executive Officer



Paul Sykes
Chief Financial Officer



Navin Anand
Chief Technology Officer

Independent Board of Directors



Ben Kovler
Chairman/CEO, GTI INC.



Phil Schwarz
Chairman/Principal, Corazon Capital
Former CMO, Tinder



Jon Trauben
Partner, Altitude Investment Management



Scott Lewin
Managing Director, Salex Capital



Jeb Spencer
Co-Founder and Managing Partner, TVC Capital

18

       Retail Offering Overview   19

 springbig retailer platformPowerful data insight dashboards    In-depth campaign dataRobust analytics for retailersCustomer acquisition made simpleClear feedback and summaries by springbig                20  20

springbig consumer view
Suite of elegant consumer facing products

Enrollment

- Proven enrollment process to ensure compliance



5:16
enrollnow.vip
clear
I'm not a robot
join



Cannabist

Stashboard

- Ability to add multiple images, videos, and links
- Includes did or did not click retargeting, multi-method sending with push notifications, intuitive message sequencing, and A/B testing tools

Rewards wallet app

- White label app offers the ability to create a unique app icon, name, layout, color scheme, and more
- Allows for brand consistency and a better customer experience



4:20
Done
mywallet.deals
CANNABIST
100 POINT REWARDS
Smalls Island Chill 20% OFF 1/8
Smalls Tangie N Cream 10% OFF 1/8
20% OFF Extract 1 Time Use
500 POINT REWARDS
$20 OFF Crumble
Dab Tabs Green Crack
Distillate Syringe 1G



TELL US HOW WE DID!
TAKE OUR SURVEY
START
CANNABIST

Feedback by springbig

- Analyzing customer feedback made simple with robust dashboards that track key survey performance indicators

21

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 Retail case study: MSO in Illinois  springbig customer since May 2018      8,847 customers enrolled in SMS & loyalty      In 2020, members spent an average $1,500 more—or 515%—than non-members      Loyalty customers visit, on average, 5.5 times more than non-enrolled customers      Loyalty members spend, on average, $18 more per purchase than non-members      Note: All stats are from 2020.      22  22

       Brands Marketing Platform Overview  23

   Empowering brands with direct access to consumers  Advertise to very engaged cannabis consumers in a way that doesn’t feel like just an ad to them  Potential to acquire many VIP consumers with high lifetime value and a surplus of crucial consumer data  Create powerful impressions that can lead to a significant increase in brand awareness across the market with repetition and investment  For the first time in the cannabis industry access detailed reporting that gives your brand insight into essential campaign attribution metrics  Expand your impact  Start conversations  Attribution data      24  brands can use springbig to obtain insightful, actionable datapoints to accelerate growth  Increase awareness  24

   Connecting brands with customers to drive impactful results    customers  brands  68brands  $8.4Min lifetimevaluecreated  828retailercampaigns  90%campaignROI  21,200newconsumers      25  Note: Statistics are as of September 2021. Lifetime value created and campaign ROI results based on average results for customers.  25

 Brand case study: expanding partnership with top performing dispensaries    Leading Cannabis Brand      26    Units Sold  Revenue  +80%  +99%  26

       Growth Drivers  27

 Substantial opportunities to potentially fuel organic growth      ProjectedRevenue2021A  $24M  Further penetrate existing markets  New customer acquisition  Expansion within existing retailers and brands  Tremendous expected growth in new recreational markets  New features and functionality    Projected Revenue2024E  $104M      28  28

 Our M&A growth strategy is driven by our customer needs          29              Lack of actionable data and need for better AI and recommendation technology         Expanding geographic reach    Increasing scale    Realizing revenue and cost synergies      Online ordering and payments represents a potential new product offering pending status of legality.    Lack of fintech solutions, including processing of payments and consumer credit  TODAY Leader in CRM loyalty and marketing automation  TOMORROW Leading software platform providing data-driven CRM, marketing and frictionless consumer buying experience    Need for improved consumer acquisition and retention through purpose-built marketing technology and targeting  Competition from online marketplaces   Need improvement of dispensary operations: POS, HR/team management, inventory management, working capital financing, menu/displays management              Segment consolidation    Retail intelligence / data    Customer acquisition (AdTech)    Fintech / payments (1) / e-commerce (1)    Dispensary operations      Expanding product and service offerings  Industry needs based on customer feedback  M&A strategic focus  Strategic rationale  29

       Financial Overview  30

Highly scalable platform with tremendously efficient model

Large & Active User Base	1,300+ / 2,400+ Customers/Locations[1]	$7B Gross Merchandized Volume[3]	50M+ Consumers
Strong Financial Profile	58% Revenue Growth[2]	78% Gross Margins[4]	110% Net Dollar Retention[5]

1) Includes current accounts, whether active or suspended, as well as accounts currently being on-boarded.
2) Growth from 2020 to 2021.
3) Gross merchandized volume is calculated by multiplying the total amount of goods sold by their sales price in a given period.
4) 2023E gross margin.
5) Based on subscription revenue; FY 2021. Non-GAAP financial metric. See slide 33.

31

springbig

31

 Attractive, organic financial profile    Revenue($ in millions)  Gross Profit ($ in millions)  83% CAGR (’19A – ’24E)  % Margin  64%  67%  71%  77%  78%  78%  EBITDA(1)($ in millions)  % Margin  (40%)  (9%)  (21%)  (6%)  15%  27%  77% CAGR (’19A – ’24E)  % Growth  161%  58%  60%  65%  65%      32  EBITDA is a non-GAAP metric, and the closest GAAP metric is Net Income. EBITDA and net income are the same in springbig's figures shown.

Leading net retention

springbig's leading retention is driven by the highly-differentiated customer experience which it provides

Proven land and expand strategy (MRR)[(1)(2)]

$ in thousands



$3
$34
+11.9x
Previous MRR
Current MRR

Leading cannabis retailer #1



$10
$60
+6.0x
Previous MRR
Current MRR

Leading cannabis retailer #2



$1
$17
+15.2x
Previous MRR
Current MRR

Leading cannabis retailer #3



$0
$5
+15.0x
Previous MRR
Current MRR

Leading cannabis retailer #4

Net Dollar Retention[(3)]

128% 2020

110% 2021

1. **Differentiating loyalty programs excite customers with a cornucopia of enhanced offers and rewards**
2. **Consistent communication with customers may boost retention and engagement while positioning customers to make purchases**
3. **Reliable customer service ensures that customer concerns are accounted for**

1) Non-GAAP financial metric. MRR is defined as monthly recurring revenue. MRR is calculated by summing monthly total recurring revenue.
2) During period Q4 2020 – Q1 2021.
3) Based on FY 2021. Net Dollar Retention is calculated as the average recurring monthly subscription revenue adjusted for losses, increases and decreases in monthly subscriptions during the prior twelve months divided by the average recurring monthly subscription revenue over the prior twelve-month period.

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33

springbig

   Financial overview      CY20A  CY21A   CY22E  CY23E  CY24E   Retail Revenue  $15.0  $23.3  $35.3  $55.1  $85.2   Brands Revenue  0.2  0.7  3.1  8.2  19.1  Total Revenue  $15.2  $24.0  $38.3  $63.3  $104.3   % Growth    58%  60%  65%  65%               Gross Profit  $10.2  $17.1  $29.5  $49.4  $81.4  % Margin  67%  71%  77%  78%  78%              Operating Expenses(1)  (11.6)  (22.1)  (31.8)  (40.1)  (52.9)                 EBITDA(2)(3)  ($1.4)  ($5.0)  ($2.2)  $9.2  $28.4   % Margin  (9%)  (21%)  (6%)  15%  27%  $ in millions  Projections include additional costs associated with being a public company.EBITDA is a non-GAAP metric, and the closest GAAP metric is net income. EBITDA and net income are the same in springbig’s figures shown.EBITDA excludes non-cash stock compensation expense      34

       Transaction overview  36

Transaction overview

Transaction Overview[1]

($ in millions, except per share data)

- TCAC to merge with springbig at a pro forma enterprise value of $275M
- Total net proceeds of $203M for the transaction[2] and total springbig earnout shares of 10.5 million[3]
- 100% equity rollover from springbig shareholders
- $13M Equity PIPE [5] and $11M Convertible Note and Warrants [6] to support the transaction
- $50M Committed Equity Financing Facility available for 3 years
- 1.0M shares forfeited by TCAC Sponsor and up to 1.0M "bonus" shares allocated to non-redeeming TCAC shareholders
- TCAC Sponsor will deposit 25% of its sponsor promote shares into an escrow, which will be released at $12.00 per share

Pro Forma Valuation [1]

Pro forma shares outstanding	46.8
Price per share	$10.00
Implied equity value	**$468**
Less: Net cash[2]	($193)
Implied total enterprise value	**$275**
Implied CY2023E revenue multiple	**4.3x**

Sources and Uses [1]

SOURCES	
TCAC cash-in-trust[2]	$200
springbig shareholder equity rollover	$215
Proceeds from Private Placement (PIPE)[5]	$13
Proceeds from Convertible Note Offering	$10
Total Sources	**$438**

USES	
Equity issued to springbig	$215
Cash to balance sheet	$203
Estimated transaction expenses	$20
Total Uses	**$438**

Illustrative Pro Forma Ownership [1][4]



46%
45%
6%
3%
springbig Existing Shareholders
TCAC Shareholders
TCAC Sponsor
PIPE

(1) There can be no assurances or guarantees whatsoever that the parties will be successful in consummating the transaction on the terms described herein, if at all.
(2) Assuming no redemptions.
(3) Total earnout shares of 10.5 million for springbig pre-closing shareholders and equity incentive holders to be achieved in installments, with 7.0 million shares issued at $12.00, 2.25 million shares issued at $15.00 and 1.25 million shares issued at $18.00, in each case if the common stock exceeds the respective share price for 20 trading days within any 30-trading day period occurring no later than 60 months following the closing of the merger.
(4) Pro forma ownership excludes i) springbig earnout consideration of up to 10.5 million shares, ii) 1 million TCAC sponsor escrow shares, iii) 10 million public and 6 million private warrants and iv) the new equity incentive plan.
(5) $7 million of the PIPE prefunded in March 2022 as a convertible note which will automatically convert into common equity upon closing at $10.00 per share
(6) $11 million senior secured convertible note and warrants to be issued at 9% original issue discount at the closing of the proposed merger. Additional tranche of $5 million will close, subject to certain conditions, after the closing of the proposed merger.

springbig

36

   Bonus Shares Incentive Structure for Non-Redeeming Public Shareholders  management  Non-redeeming public shareholders to receive up to 1 million additional “bonus” pro rata shares at closing (1)Effective cost basis to public shareholders decreases as redemptions increase        37    Illustrative Cost Basis to Non-Redeeming SPAC Public Shareholders  Illustrative Incentive Share Structure at Various Redemption Levels  $mm except per share amount  Illustrative Redemptions  0%  20%  40%  60%  80%  90%  95%  SPAC Non-Redeeming Shares   20.0    16.0    12.0    8.0    4.0    2.0    1.0   Bonus Shares   1.0    1.0    1.0    1.0    1.0    1.0    1.0   Total Shares Issued to SPAC Shareholders (S/H)   21.0    17.0    13.0    9.0    5.0    3.0    2.0   % Bonus Shares to Non-Redeeming Shares  5%  6%  8%  13%  25%  50%  100%                  SPAC Non-Redeeming Shares   20.0    16.0    12.0    8.0    4.0    2.0    1.0   (x) Illustrative $10.00 purchase price  $10.00   $10.00   $10.00   $10.00   $10.00   $10.00   $10.00   Illustrative Cost of SPAC Non-Redeeming shares ($mm)  $200  $160  $120  $80  $40  $20  $10  (÷) Total Shares to SPAC S/H   21.0    17.0    13.0    9.0    5.0    3.0    2.0   Illustrative Price/Share Cost Basis to Non-Redeeming SPAC S/H  $9.52  $9.41  $9.23  $8.89  $8.00  $6.67  $5.00  Implied Pro Forma EV/2023E Revenue to Non-Redeeming SPAC S/H  4.0x  3.9x  3.9x  3.7x  3.4x  2.8x  2.1x  (1) Subject to a maximum of 1:1 additional “bonus” share per non-redeemable share

Peer operating benchmarking[1]



CY2023E Revenue Growth
Marketing / Customer Engagement
Median: 27%
Commerce / POS
Median: 31%
SaaS Software
Median: 29%
Cannabis Technology
Median: 45%
65%
32% 31% 30% 27% 26% 23% 16%
51% 37% 35% 32% 32% 29% 22% 22% 21% 15%
37% 34% 34% 32% 30% 29% 29% 24% 24% 22% 21% 18% 16%
55% 35%
CY2023E Revenue Multiple
Marketing / Customer Engagement
Median: 7.3x
Commerce / POS
Median: 6.0x
SaaS Software
Median: 8.5x
Cannabis Technology
Median: 4.0x
4.3x
13.3x 10.6x 9.2x 7.3x 6.6x 5.5x 4.1x
10.8x 10.6x 8.9x 8.1x 7.2x 4.9x 4.3x 3.7x 3.5x 3.5x
26.0x 19.2x 10.9x 10.8x 10.3x 9.3x 8.5x 7.6x 7.3x 7.0x 7.0x 4.2x 3.2x
4.2x 3.8x
CY2023E Growth-Adjusted Revenue Multiple(2)
Marketing / Customer Engagement
Median: 0.3x
Commerce / POS
Median: 0.2x
SaaS Software
Median: 0.3x
Cannabis Technology
Median: 0.1x
0.1x
0.4x 0.4x 0.4x 0.3x 0.3x 0.2x 0.2x
0.7x 0.4x 0.3x 0.2x 0.2x 0.2x 0.2x 0.1x 0.1x 0.1x
0.8x 0.6x 0.4x 0.4x 0.4x 0.4x 0.3x 0.3x 0.3x 0.3x 0.3x 0.2x 0.1x
0.1x 0.1x

1) Source: Capital IQ and Wall Street Research as of 4/4/2022 based on TCAC board merger approval date.
2) Non-GAAP financial metric. Growth-adjusted revenue multiple is calculated by dividing the revenue multiple by the product of 100 multiplied by the corresponding revenue growth rate. Projected increase from CY2022 through CY2023.

38
springbig

Peer operating benchmarking (Cont'd)[1]

CY2023E Gross Margin


Marketing / Customer Engagement
Median: 81%
78%
84%
82%
82%
81%
80%
76%
53%
Commerce / POS
Median: 72%
89%
80%
79%
77%
72%
72%
51%
50%
39%
20%
SaaS Software
Median: 81%
90%
89%
88%
87%
83%
82%
81%
81%
81%
79%
77%
74%
73%
Cannabis Technology
Median: 91%
94%
88%

CY2023E EBITDA Margin[2]


Marketing / Customer Engagement
Median: 8%
15%
32%
17%
14%
8%
8%
(1%)
(2%)
Commerce / POS
Median: 2%
50%
20%
12%
10%
9%
(4%)
(4%)
(8%)
(9%)
(25%)
SaaS Software
Median: 3%
43%
21%
17%
11%
6%
6%
3%
2%
(3%)
(5%)
(12%)
(19%)
(36%)
Cannabis Technology
Median: (2%)
15%
(20%)

1) Source: Capital IQ and Wall Street Research as of 4/4/2022 based on TCAC board merger approval date.
2) Non-GAAP financial metric. EBITDA margin is calculated by dividing EBITDA by revenue.

39
springbig

Key investment highlights      40    Multiple Channels of Organic Growth  Platform of Choice to Consolidate a Highly Fragmented Cannabis Technology Ecosystem  Exceptional Management Team to Execute on Strategy  Software-as-a-Service (SaaS) Business Model that is “Sticky” and High Growth            Category-Leading Customer Loyalty & Marketing Automation for the Cannabis End Market  1  2  3  4  5    40

 You should also carefully read the risk factors set forth in the “Risk Factors” section of TCAC’s registration statement on Form S-1 and the Form S-4 filed by TCAC in connection with the business combination.Risks Relating to springbig and the Transaction We have a relatively short operating history in a rapidly evolving industry, which makes it difficult to evaluate our future prospects and may increase risk that we will not be successful.We may not achieve or maintain profitability in the future.If we fail to retain our existing clients and consumers or to acquire new clients and consumers in a cost-effective manner, our business may be harmed.We may fail to offer the optimal pricing of our products and solutions.While our solutions provide features to support our clients’ compliance with the complex, disparate and constantly evolving regulations and other legal requirements applicable to the cannabis industry and to online sales, marketing and customer generation generally we generally do not, and cannot, ensure that our clients will conduct their business activities in a manner compliant with such regulations and requirements. As a result, federal, state, provincial or local government authorities may seek to bring criminal, administrative or regulatory enforcement actions against our clients, which could have a material adverse effect on our business, operating results or financial conditions, or could force us to cease operations.If we fail to manage our growth effectively, our brand, business and operating results could be harmed.We may not grow at the rates we historically have achieved or at all, even if our key metrics may indicate growth.Other companies may enter our market or introduce new technologies, which could adversely affect our business, financial and operating results.If we are not able to develop new solutions, or successful enhancements, new features and modifications to our existing solutions, or otherwise incorporate such new solutions or enhancements, new features or modifications to existing solutions through acquisition or partnership, our business, financial condition, and results of operations could be adversely affected. Further, acquisitions of other businesses could result in a diversion of management’s attention, result in additional dilution to stockholders, or otherwise disrupt or operations or harm our operating results. No guarantees can be made that we will successfully target acquisition opportunities or successfully integrate any acquired businesses or operations.If our marketing is unsuccessful in bringing in new clients, we may need to adopt costlier sales and marketing approaches in order to attract and/or retain clients, which could have a material adverse effect on our profitability.We may be unable to scale and adapt our existing technology and network infrastructure in a timely or effective manner to ensure that our products are accessible, which would harm our reputation, business and operating results.Our industry is rapidly evolving and undergoing significant technological change. If we are not successful in adapting to this evolving environment, or adequately scaling or adapting our technology or promoting and improving the benefits of our platform, our growth may be limited, and our business may be adversely affected.Our projections and estimates are subject to significant risks, assumptions, estimates and uncertainties. As a result, our projected or estimated revenues, market share, expenses and profitability may differ materially from our expectations.Real or perceived errors, failures, or bugs in our products could adversely affect our operating results and growth prospects.We rely upon cloud-based data centers, infrastructure and technologies provided by third parties, and technology systems and electronic networks supplied and managed by third parties, to operate our business, and interruptions or performance problems with these systems, technologies and networks may adversely affect our business and operating results.Failure to protect or enforce our intellectual property rights could harm our business and results of operations. Further, the protection and enforcement of our intellectual property rights could be costly and/or divert management’s attention.If we fail to comply with the Telephone Consumer Protection Act, or any other applicable laws and regulations relating to consumer data, information and data privacy, we may face significant damages, which could harm our business, financial condition, results of operations and cash flows.We process, store and use personal information and related data, which subjects us to industry standards, governmental laws, regulations and other legal obligations, particularly related to privacy and consumer outreach and contact, data protection and information security, and any actual or perceived failure to comply with such obligations could harm our business. We may be subject to claims brought against us as a result of content we provide.We may face difficulty in enforcing certain commercial contracts or other agreements.    41  Summary Risk FactorsImportant Disclosures      41

 Risks Related to the Cannabis IndustryCannabis remains illegal under federal law, and therefore, strict enforcement of federal laws regarding cannabis would likely result in our inability to execute our business plan.Our business is dependent on U.S. state laws and regulations pertaining to the cannabis industry.The cannabis industry remains a relatively new industry and may not continue to develop as currently predicted, which may negatively impact our success and ability to execute on our business plan.Because our business is dependent, in part, upon continued market acceptance of cannabis by consumers, any negative trends could adversely affect our business operations.Expansion of our business is dependent on the continued legalization of cannabis.The rapid changes in the cannabis industry and applicable laws and regulations make predicting and evaluating our future prospects difficult, and may increase the risk that we will not be successful.Federal law enforcement may deem our clients to be in violation of U.S. federal law. A change in U.S. federal policy on cannabis enforcement and strict enforcement of federal cannabis laws against our clients would undermine our business model and materially affect our business and operations.The nascent status of the medical and recreational cannabis industry involves unique circumstances and there can be no assurance that the industry will continue to exist or grow as currently anticipated.Any potential growth in the cannabis industry continues to be subject to new and changing state and local laws and regulations.Change in the laws, regulations and guidelines that impact our business may cause adverse effects on our operations.Our business and our clients are subject to a variety of U.S. and foreign laws regarding financial transactions related to cannabis, which could subject our clients to legal claims or otherwise adversely affect our business. Further, differing regulatory environments may cause adverse effects on our operations.Marketing constraints under regulatory frameworks may limit a potential target cannabis company’s ability to compete for market share in a manner similar to that of companies in other industries.We may become involved in regulatory or agency proceedings, investigations and audits.The cannabis industry faces significant opposition, and any negative trends may adversely affect our business operations. Consumer preferences may change, and the potential target business may be unsuccessful in acquiring or retaining consumers and keeping pace with changing market developments.The market for businesses in the cannabis industry is highly competitive and evolving and we expect to face increased competition, which could negatively impact our operating results.We, or the cannabis industry more generally, may receive unfavorable publicity or become subject to negative consumer or investor perception.Our reputation and ability to do business may be negatively impacted by the improper conduct of our business partners, employees or agents.Certain events or developments in the cannabis industry more generally may impact our reputation.There are a limited number of management teams in the cannabis industry that are familiar with U.S. securities laws.Service providers in the cannabis industry may be subject to unfavorable tax treatment. Service providers in the cannabis industry may face a number of regulatory and other challenges, including difficulty accessing or maintaining banking or other financial services, insurance, or access to bankruptcy courts.General RisksNegative publicity could adversely affect our reputation and brand. Such negative publicity or our failure to otherwise protect our brand could materially harm our business and operating results.If we are unable to recruit, train, retain and motivate key personnel, we may not achieve our business objectives.The impact of global, regional or local economic and market conditions may adversely affect our business, operating results and financial condition.Our business, financial condition, cash flow and results of operations may be adversely affected by the ongoing COVID-19 pandemic or other similar epidemics or adverse public health developments.Catastrophic events may disrupt our business and impair our ability to provide our platform to clients and consumers, resulting in costs for remediation, client and consumer dissatisfaction, and other business or financial losses.A service attack, ransomware attack, security breach, unauthorized data access or other failure of our security measures could impair or incapacitate our information technology systems and delay or interrupt service to our clients and consumers, harm our reputation, or subject us to significant liability.Changes in tax laws or regulations, and/or compliance with tax laws and regulations, could have a material adverse effect on our, business cash flow, financial condition or operating results.We may require and be unable to raise additional capital, which could harm our business.    42  Summary Risk Factors (cont’d)Important Disclosures      42